Consent of Independent Auditors


To the Board of Directors
   JVWeb, Inc.,
   Fresno, California

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated August 7, 2001 relating to the consolidated financial statements of JVWeb, Inc. for the year ended June 30, 2001 appearing in the Company's Form 10-KSB for that year, and also our report dated May 19, 2002 relating to the financial statements of IQ Biometrix, Inc. as of November 12, 2001 appearing in the Company's Form 8-K filed June 6, 2002.

July 8, 2002

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas